EXHIBIT 23


                          CONSENT OF ERNST & YOUNG LLP
                              INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-62336) pertaining to the E.W. Blanch Co. Retirement Plan, the Registration (Form S-8 No. 33-78300) pertaining to the Employee Stock Purchase Plan of E.W. Blanch Holdings, Inc., the Registration Statement (Form S-8 No. 333-40441) pertaining to the 1993 Stock Incentive Plan, and the Registration Statement (Form S-8 No. 333-45261) pertaining to the Non-Employee Director's Stock Plan, Executive Restricted Stock Incentive Plan, 1997 Stock Incentive Plan and Retirement Plan, of our report dated January 15, 1998, with respect to the consolidated financial statements of E.W. Blanch Holdings, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1997.



                                                          /s/ Ernst & Young LLP



Minneapolis, Minnesota
March 24, 1997